                                    FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                        Collectible Concepts Group, Inc.
             (Exact Name of Registrant as Specified in its Charter)

                                    Delaware
                            (State of Incorporation)

                                   95-4026880
                            (I.R.S. Employer ID No.)

                  1600 Lower State Road, Doylestown, PA 18901
              (Address of Principal Executive Offices) (Zip Code)

           Non-employee Directors and Consultants Retainer Stock Plan
                              (Full Title of Plan)

                              Employee Bonus Plan
                              (Full Title of Plan)

     William B. Haseltine, Esq., 604 N Greenbrier St., Arlington, VA 22203
                    (Name and address of agent for service)

                                 (703) 276 1919
         (Telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE

================================================================================
Title of         Amount to be      Proposed         Proposed        Amount of
Securities       Registered        Maximum          Aggregate       Registration
to be                              Offering         Offering        Fee
Registered                         Price Per        Price
                                   Share
--------------------------------------------------------------------------------
Common Stock     182,500,000       $0.007(1)        $1,227,500       $305
================================================================================

(1) This offering price per share is established under Rule 457(h)(1) pursuant to the deemed issuance price as set forth in the Non-Employee Directors and Consultants Retainer Stock Plan, attached as Exhibit 4.1 to this Form S-8.

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Part I   Information Required in the Section 10(a) Prospectus

Item 1. Plan Information.

Non-employee Directors and Consultants Retainer Stock Plan. This plan offers consultants shares of the company for services performed.

Employee Bonus Plan. This plan offers a performance-based incentive plan for employees. A bonus may be awarded according to this plan when and as decided by the Board of Directors.

The plans are not subject to ERISA provisions.

Item 2. Registrant Information and Employee Plan Annual Information. The documents containing the information specified in Part I, Items 1 and 2, will be delivered to each of the participants in accordance with Form S-8 and Rule 428 promulgated under the Securities Act of 1933. The participants shall be provided a written statement notifying them that upon written or oral request they will be provided, without charge, (a) the documents incorporated by reference in Item 3 of Part II of the registration statement, and (b) other documents required to be delivered pursuant to Rule 428(b). The statement will inform the participants that these documents are incorporated by reference in the Section 10(a) prospectus, and shall designate the appropriate person at the Company to whom any requests for information may be given.

Part II Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference.

The following are hereby incorporated by reference:

(a) The Registrant's latest annual report on Form 10-KSB for the fiscal year ended February 28, 2001.

(b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Form 10-KSB referred to in
(a) above.

(c) A description of the securities of the Registrant is contained in the Form 10SB 12G/A filed on February 1, 2001. All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be part thereof from the date of filing of such documents.

Item 4. Description of Securities. Not applicable.

Item 5. Interest of Named Experts and Counsel. No named consultant or employee was hired on a contingent basis, nor will receive a direct or indirect substantial interest in the small business issuer, nor was a promoter, underwriter, voting trustee, director or officer of the Registrant.

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Item 6. Indemnification of Directors and Officers. Limitation of Liability. The
Company's Certificate of Incorporation contains a provision permitted by the Delaware General Corporation Law ("DGCL") which eliminates the personal liability of the Company's directors for monetary damages for breach of their fiduciary duty of care which arises under state law. Although this does not change the directors' duty of care, it limits legal remedies which are available for breach of that duty to equitable remedies, such as an injunction or rescission. The provision of the Company's Certificate of Incorporation has no effect on directors' liability for: (1) breach of the directors' duty of loyalty; (2) acts or omissions not in good faith or involving intentional misconduct or known violations of law; and (3) approval of any transactions from which the directors derive an improper personal benefit. The DGCL empowers the Company to indemnify officers, directors, employees and others from liability in certain circumstances such as where the person successfully defended himself on the merits or acted in good faith in a manner reasonably believed to be in the best interests of the corporation. The Company's Bylaws require indemnification, to the fullest extent permitted by the DGCL, of any person who is or was involved in any manner in any investigation, claim or other proceeding by reason of the fact that such person is or was a director or officer of the Company, or of another corporation serving at the request of the Company, against all expenses and liability actually and reasonably incurred by such person in connection with the investigation, claim or other proceeding. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Item 7. Exemption from Registration Claimed. Not applicable.

Item 8. Consultants and Advisors.

Richard Epstein        45,000,000 shares.  Consulting services, development of
                       business contacts, assistance with financing.

Dr. Ray Maiwurm        36,000,000 shares.  Consulting services, business
                       contacts in the sports products business and financing issues.

James Keeney           45,000,000 shares.  Consulting services, development of
                       business contacts, assistance with financing.

Robert Kramen          8,000,000 shares.  Consulting services, development of
                       business contacts, assistance with financing

Jonathon Shoolman      2,000,000 shares.  Consulting services, assistance with
                       business contacts.

Daniel Goldberg        1,000,000 shares.  Consulting services, assistance with
                       business contacts.

Edward Patton          1,000,000 shares.  Consulting services, assistance with
                       business contacts.

Robert Kogan           1,000,000 shares.  Consulting services, assistance with
                       business contacts.

Martin Rhodes          10,000,000 shares.  Consulting services, assistance with
                       business contacts.

James Mustoe           5,000,000 shares.  Consulting services, assistance with
                       business contacts.

Peter Brown            1,000,000 shares.  Consulting services, assistance with
                       business contacts.

Joseph Simone          500,000 shares.  Consulting services, assistance with
                       business contacts.

Marshall Braunshweig   1,000,000 shares.  Consulting services, assistance with
                       business contacts.

William Hoffman, Esq.  1,000,000 shares.  Consulting services, assistance with business contacts.

Patricia Meding        5,000,000 shares.  Consulting services, assistance with
                       business contacts.

Christine Mittman      7,000,000 shares.  Consulting services, assistance with
                       business contacts.

Mark Beloyan           4,000,000 shares.  Consulting services, assistance with
                       business contacts.

Joseph Vitelli         5,000,000 shares.  Consulting services, assistance with
                       business contacts.

Thomas Conard          4,000,000 shares.  Consulting services, assistance with
                       business contacts.

Item 9. Exhibits. The Exhibits required by Item 601 of Regulation S-B, and an index thereto, are attached.

Item 10. Undertakings. The undersigned Registrant hereby undertakes: (a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(h) That insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorize, in the City of Doylestown, State of Pennsylvania, on January 11, 2002.

                                         Collectible Concepts Group, Inc.

                                         By:/s/ Paul S. Lipschutz
                                         Paul F. Lipschutz, President
                                         Collectible Concepts Group, Inc.

                            Special Power of Attorney

The undersigned constitute and appoint Paul S. Lipschutz as their true and lawful attorney-in-fact and agent with full power of substitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Form S-8 Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the U.S. Securities and Exchange Commission, granting such attorney-in-fact the full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorney-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated:

                                         /s/ Paul S. Lipschutz
                                         -----------------------------------
                                         President/Chief Executive, Director
                                         January 11, 2002

                                         /s/ Jeffrey Andrews
                                         -----------------------------------
                                         Chief Financial Officer
                                         January 11, 2002

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                                  EXHIBIT INDEX

Exhibit No.                        Description
-----------                        -----------
   4.1 Non-Employee Directors and Consultants Retainer Stock Plan, dated July 17, 2001

   4.2 Consulting Services Agreement between the Registrant and Dr. Ray Maiwurm, dated July 17, 2001

   4.3 Consulting Services Agreement between the Registrant and Richard Epstein, dated January 1, 2002.

   4.4 Consulting Services Agreement between the Registrant and James Keeney, dated January 1, 2002.

   4.5 Consulting Services Agreement between the Registrant and Robert Kramen, dated January 1, 2002.

   4.6 Consulting Services Agreement between the Registrant and Jonathon Shoolman, dated January 1, 2002.

   4.7 Consulting Services Agreement between the Registrant and Daniel Goldberg, dated January 1, 2002.

   4.8 Consulting Services Agreement between the Registrant and Edward Patton, dated January 1, 2002.

   4.9 Consulting Services Agreement between the Registrant and Robert Kogan, dated January 1, 2002.

   4.10 Consulting Services Agreement between the Registrant and Martin Rhodes, dated January 1, 2002.

   4.11 Consulting Services Agreement between the Registrant and James Mustoe, dated January 1, 2002.

   4.12 Consulting Services Agreement between the Registrant and Peter Brown, dated January 1, 2002.

   4.13 Consulting Services Agreement between the Registrant and Joseph Simone, dated January 1, 2002.

   4.14 Consulting Services Agreement between the Registrant and Marshall Braunschweig, dated January 1, 2002.

   4.15 Consulting Services Agreement between the Registrant and William Hoffman, Esq., dated January 1, 2002.

   4.16 Consulting Services Agreement between the Registrant and Patricia Meding, dated January 1, 2002.

   4.17 Consulting Services Agreement between the Registrant and Christine Mittman, dated January 1, 2002.

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   4.18   Consulting Services Agreement between the Registrant and Mark Beloyan, dated January 1, 2002.

   4.19 Consulting Services Agreement between the Registrant and Mark Vitelli, dated January 1, 2002.

   4.20 Consulting Services Agreement between the Registrant and Thomas Conard, dated January 1, 2002.

   5      Opinion Re: Legality

   23.1   Consent of Auditors

   23.2   Consent of Counsel

   23.3   Consent of Auditors

   24     Special Power of Attorney (see signature page)